EXHIBIT 10.9

Private Client Group

Merrill Lynch Business Financial Services Inc. 222 North LaSalle Street 17th Floor Chicago, Illinois 60601 (312) 499-3110 FAX: (312) 368-1387

October 29, 2004

Dynacq Healthcare, Inc.

10304 Interstate 10 East, Suite 369

Houston, Texas 77029

Re: Amendment to Reducing Revolver and other Loan Documents

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. (“MLBFS”) and Dynacq Healthcare, Inc. (“Customer”) with respect to: (i) that certain WCMA REDUCING REVOLVER LOAN AND SECURITY AGREEMENT NO. 582-07L53 between MLBFS and Customer (as amended, extended and as assumed by the Assumption Agreement of even date hereof between MLBFS, Customer and Guarantors), and (ii) all other agreements between MLBFS and Customer or any party who has guaranteed or provided collateral for Customer’s obligations to MLBFS (a “Guarantor”) in connection therewith (collectively, the “Loan Documents”). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

The Loan Documents are hereby amended as follows:

(a) The “Maturity Date” shall be amended to be February 28, 2005;

(b) Vista Community Medical Center, L.L.P. (successor to Vista Community Medical Center, L.L.C.) must immediately execute a new Unconditional Guaranty, Security Agreement, Partners Certificate and Tenant Subordination in a form and on terms satisfactory to MLBFS in its discretion;

(c) Vista Land and Equipment, L.L.C. must immediately execute an amendment to the Deed of Trust filed by MLBFS on the Real Properties (commonly known as 4301, 4301A and 4301B Vista Road, Pasadena, TX 77504), in recordable form, on terms and in a form acceptable to MLBFS in its discretion;

(d) Customer must immediately pay a re-documentation fee of $500.00, and upon demand, all fees incurred by MLBFS to amend UCC filings on Customer and Business Guarantors and fees and expenses for title reports, title insurance, and recording fees related to the amendment of the Deed of Trust filed by MLBFS on the Real Properties and MLBFS’ obtaining title insurance on the Real Properties;

(e) By November 10, 2004, MLBFS must have title insurance from a title company acceptable to it and on terms and with exceptions satisfactory to MLBFS to ensure MLBFS has a first and only mortgage on the Real Properties in a form and on terms acceptable to MLBFS in its discretion; and

(f) By November 10, 2004, Customer must cause Vista Healthcare, Inc., a Texas corporation (or any successor entity) to release any mortgage it has on the Real Properties in a form and on terms acceptable to MLBFS in its discretion, or provide a copy of a recorded release of such mortgage.

Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

By their execution of this Letter Agreement, the below-named Guarantors hereby consent to the foregoing modifications to the Loan Documents, and hereby agree that the “Obligations” under their respective Unconditional Guaranty and/or agreements providing collateral shall extend to and include the Obligations of Customer under the Loan Documents, as amended hereby.

Customer and said Guarantors acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default has occurred and is continuing under the Loan Documents (except as identified in the Notice of Default and Demand for Payment from MLBFS dated October 5, 2004); (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (c) neither Customer nor any of said Guarantors have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) neither Customer nor any of said Guarantors have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

If Customer and the Guarantors do not execute and return the duplicate copy of (i) this Letter Agreement and all the documents required by (b) and (c) above, and (ii) the Assumption Agreement between MLBFS, Customer and Guarantors on even date hereof, by November 2, 2004 then all of said amendments and agreements will, at the sole option of MLBFS, be void.

Very truly yours,

Merrill Lynch Business Financial Services Inc.

By:	/s/ Tara Slomka
Tara Slomka
Assistant Vice President &
Senior Real Estate Closing Manager

Accepted:

Dynacq Healthcare, Inc.

By:	/s/ Philip Chan
Printed Name: Philip Chan
Title: Vice President - Finance

Approved and Agreed:

Vista Healthcare, Inc.

By:	/s/ Philip Chan
Printed Name: Philip Chan
Title: President

Vista Land and Equipment, L.L.C.

By:	Doctors Practice Management, Inc., Manager

Printed Name: /s/ Philip Chan Philip Chan
Title: President

Doctors Practice Management, Inc.

By:	/s/ Philip Chan
Printed Name: Philip Chan
Title: President

Vista Community Medical Center, LLP (successor to Vista Community Medical Center L.L.C)

By:	Doctors Practice Management, Inc., Its General Partner

Printed Name: /s/ Philip Chan Philip Chan
Title: President

Ambulatory Infusion Therapy Specialist, Inc.

By:	/s/ Connie Hudec
Printed Name: Connie Hudec
Title: President

Surgi+Group, Inc.

By:	/s/ Philip Chan
Printed Name: Philip Chan
Title: President